EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amendment No.1 on Form 10-K/A of Islet Sciences, Inc. (the “Company”) for the fiscal year ended April 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in his capacity as an officer of the company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 13, 2012	By:	s/ John Steel
John Steel
President and Chief Executive Officer (principal executive officer)

Date: September 13, 2012	By:	/s/ Richard Egan
Richard Egan
Chief Financial Officer
(principal financial and accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.